UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 27, 2017, Steven D. Rubin was appointed to the Board of Directors (the “Board”) of ChromaDex Corporation (the “Company”). Mr. Rubin was also appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

In accordance with the Company’s non-employee director compensation policy, Mr. Rubin is entitled to receive an initial grant consisting of a nonstatutory stock option to purchase 40,000 shares of the Company’s common stock (the “Common Stock”), which shares will vest in a series of three equal annual installments. Mr. Rubin will also be entitled to receive a $30,000 annual cash retainer for service as director and a $5,000 annual cash retainer for service as member of the Nominating and Corporate Governance Committee, and will be eligible to receive additional equity compensation in the future. Mr. Rubin will enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Rubin requiring disclosure under Item 404(a) of Regulation S-K.

On March 28, 2017, the Company issued a press release announcing Mr. Rubin’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 28, 2017

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 28, 2017
CHROMADEX CORPORATION By: /s/ Frank L. Jaksch, Jr. Name: Frank L. Jaksch, Jr. Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 28, 2017